EXHIBIT 99

                          [CHART INDUSTRIES LETTERHEAD]

FOR IMMEDIATE RELEASE


Contact:  Don A. Baines,
          Chief Financial Officer
          Chart Industries, Inc.
          (440) 753-0005

      CHART INDUSTRIES REPORTS 24% INCREASE IN 1998 NET INCOME

Mayfield Heights, Ohio - February 8, 1999 - Chart Industries, Inc. (NYSE:CTI) today reported financial results for the three months and year ended December 31, 1998. For the fourth consecutive year, annual sales and net income amounts rose to record levels.

Sales for the fourth quarter of 1998 increased 4.2 percent to a quarterly record of $58.5 million from $56.1 million for the corresponding quarter in 1997. Fourth-quarter net income decreased 17.4 percent to $6.3 million, or $.26 per share, from $7.7 million, or $.31 per share, in the fourth quarter of 1997.

Sales for the full year rose 19.3 percent to $229.4 million from $192.2 million for 1997. Net income for 1998 was $28.2 million, or $1.16 per share, up 24.7 percent from $22.6 million, or $.99 per share, earned in 1997.

Commenting on Chart's financial results, Arthur S. Holmes, Chairman and Chief Executive Officer, said, "1998 was an excellent year for Chart Industries, with the Company achieving new records for sales, net income and earnings per share. I am very pleased with the improvements our operating units have made in throughput and productivity. Also, our acquisition of Chart Marston, completed in March, made a positive contribution to these record results."

"Order intake during the 1998 fourth quarter improved over the prior quarter," added Mr. Holmes. "We are very encouraged although bookings continued below current sales levels."

"Our baseload equipment business (brazed aluminum heat exchangers and cold boxes), the largest of our three business segments, continues to experience market conditions consistent with those in evidence throughout 1998. New construction in the industrial gas market is very slow worldwide. The hydrocarbon processing equipment market remains active but very sluggish in order releases. This climate produces a particularly competitive arena and demands very competitive pricing. However, we are winning most key jobs we chase."

"Our distribution and storage business (cryogenic tanks, mobiles, and components) grew 36% in sales in 1998. This business is mostly domestic and largely serves the user side of the industrial gas business. Although uneven quarter to quarter, the distribution and storage business is active and pricing remains stable."

Mr. Holmes concluded, "We are encouraged with our product, market and financial positioning as well as our strategic direction. We continue to focus on profitable growth through acquisition and expansion of our core business. We are aggressively pursuing and evaluating new products and businesses for addition to the Chart portfolio."

Financial highlights are as follows (all figures are in thousands of dollars except per-share amounts, which are based on average shares outstanding on a diluted basis):



                                             Three Months Ended December 31,

                                                 1998       1997     % Change
                                                 ----       ----     --------
Sales                                         $58,466    $56,112          4.2
Gross profit                                   18,624     18,937         (1.7)
Net income                                      6,321      7,654        (17.4)
Net income per share - assuming dilution          .26        .31        (16.1)

                                             Twelve Months Ended December 31,
                                                 1998       1997     % Change
                                                 ----       ----     --------
Sales                                        $229,423   $192,249         19.3
Gross profit                                   77,657     61,240         26.8
Net income                                     28,215     22,627         24.7
Net income per share - assuming dilution         1.16        .99         17.2


             CONSOLIDATED FOURTH QUARTER 1998 FINANCIAL RESULTS

Sales for the fourth quarter of 1998 were $58.5 million versus $56.1 million for the fourth quarter of 1997, an increase of $2.4 million, or 4.2 percent. The addition of Chart Marston, acquired on March 27, 1998, contributed $6.9 million in incremental sales to the fourth quarter of 1998. Sales for the fourth quarter of 1998 also overcame the absence of LIGO sales, which were $5.0 million in the fourth quarter of 1997. All delivery, installation and acceptance tests for this successful project are complete.

Gross profit for the fourth quarter of 1998 was $18.6 million versus $18.9 million for the fourth quarter of 1997, down 1.7 percent. Gross profit margin for the fourth quarter of

1998 was 31.9 percent versus 33.7 percent for the corresponding quarter last year. Gross profit for the 1998 fourth quarter reflects baseload equipment sales for orders received in the first half of 1998 when the Asian economic situation, softness in the industrial gas market, and a strong U.S. dollar compared to the Japanese yen began to adversely affect prices and order volume.

Selling, general and administrative (SG&A) expense for the fourth quarter of 1998 was $8.8 million versus $7.1 million for the fourth quarter of 1997. Chart Marston added $1.3 million in incremental SG&A expense to the fourth quarter of 1998 compared with the fourth quarter of 1997. As a percentage of sales, SG&A expense was 15.1 percent for the fourth quarter of 1998. SG&A expense for 1998 was 14.6 percent versus 13.6 percent for 1997.

Net interest expense for the fourth quarter of 1998 was $155,000 versus net interest income of $26,000 for the fourth quarter of 1997. Interest expense for the fourth quarter of 1998 was primarily related to borrowings made to help finance the Chart Marston acquisition. At December 31, 1998, the Company had outstanding borrowings of $7.2 million on its $45 million credit facility and was in compliance with all related covenants.

As a result of the foregoing, the Company reported net income for the fourth quarter of 1998 of $6.3 million, or $.26 per share, versus $7.7 million, or $.31 per share, for the fourth quarter of 1997.

Cash provided by operations during the fourth quarter of 1998 was $9.5 million compared with $11.1 million in the fourth quarter of 1997. The Company's 1998 fourth quarter cash flow continued to reflect current earnings and depreciation and amortization as working capital needs were relatively steady and did not significantly impact cash flow.

Capital expenditures for the fourth quarter of 1998 were $2.4 million compared to $1.5 million for the corresponding period in 1997.

During the fourth quarter of 1998, the Company paid $1.7 million to acquire 244,800 shares of its Common Stock. Under the Common Stock repurchase program announced in 1996, the Company has the ability to repurchase approximately 449,000 additional shares.

The Company expects sufficient cash flow from operations and available borrowings to fund principal and interest payments, dividends and capital expenditures.

BACKLOG

Chart's consolidated firm order backlog at December 31, 1998, was $96.1 million compared to $107.3 million at September 30, 1998. Orders for the fourth quarter of 1998 totaled $47.3 million, compared with orders of $30.4 million for the third quarter of 1998.

Baseload equipment backlog at December 31, 1998, was $63.7 million, down from $71.3 million at September 30, 1998. Orders for the fourth quarter of 1998 totaled $24.6 million, compared with $11.4 million for the third quarter of 1998. Chart Marston contributed $6.9 million in 1998 fourth quarter orders, winning hydrocarbon processing jobs (natural gas and ethylene) in Europe, a market area previously difficult to reach for Chart.

Distribution and Storage equipment backlog at December 31, 1998, was $25.2 million, down from $26.5 million at September 30, 1998. Orders for the fourth quarter of 1998 were $15.7 million versus $12.6 million for the third quarter of 1998.

Special products backlog at December 31, 1998 totaled $7.3 million, down from $9.6 million at September 30, 1998. Orders for the fourth quarter of 1998 totaled $6.9 million compared with $6.5 million for the third quarter of 1998. The LIGO project was successfully completed in 1998 and accounts for only minimal backlog as of December 31, 1998.

This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. Such risks and uncertainties include, but are not limited to, unanticipated slowdowns in the Company's major markets, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, and worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations.

Chart Industries, Inc., manufactures standard and custom-built industrial process equipment primarily for low-temperature and cryogenic applications. Headquartered in Cleveland, Ohio, Chart has domestic operations located in Arkansas, California, Colorado, Louisiana, Massachusetts, New Hampshire, Ohio, Pennsylvania and Wisconsin and a European operation located in Wolverhampton, England.

For more information on Chart Industries, Inc., via the Internet, visit our home page at HYPERLINK http://chart-ind.com or the Corporate News on the Net page at HYPERLINK http://www.businesswire.com/cnn/cti.htm or via fax through our News on Demand Service at (800) 311-7462.

                CHART INDUSTRIES, INC. AND SUBSIDIARIES
                      SEGMENT INFORMATION FOR THE
                FOURTH QUARTER AND TWELVE MONTHS OF 1998



                                    Three Months Ended December 31, 1998

                                   Sales                      Gross Profit

                                                                            Gross
                                       Percent                  Percent     Profit
                             ($000)    of Total      ($000)     of Total    Margin
                             ------------------      -------------------    -------
Baseload                     $32,187     55.0%       $11,221      60.3%       34.9%
Distribution and Storage      17,009     29.1%         4,339      23.3%       25.5%
Special Products               9,270     15.9%         3,064      16.4%       33.1%
                             -------    ------       -------     ------
                             $58,466    100.0%       $18,624     100.0%       31.9%



                                   Twelve Months Ended December 31, 1998

                                   Sales                    Gross Profit

                                                                            Gross
                                       Percent                  Percent     Profit
                             ($000)    of Total      ($000)     of Total    Margin
                             ------------------      -------------------    -------
Baseload                     $124,609    54.3%       $47,273      60.9%       37.9%
Distribution and Storage       64,078    27.9%        17,275      22.2%       27.0%
Special Products               40,736    17.8%        13,109      16.9%       32.2%
                             --------   ------       -------     ------
                             $229,423   100.0%       $77,657     100.0%       33.8%

                      CHART INDUSTRIES, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                               (DOLLARS IN THOUSANDS)




                                                  December 31,
                                                1998         1997
                                              ----------------------
ASSETS
Current Assets
      Cash and cash equivalents                 $2,169        $22,095
      Accounts receivable                       37,336         31,636
      Inventories, net                          29,803         25,617
      Other current assets                       6,803          5,501
                                              -----------------------
Total Current Assets                            76,111         84,849

Property, plant & equipment, net                40,536         27,241
Goodwill, net                                   31,568         15,698
Other assets, net                                9,990          1,131
                                              -----------------------
TOTAL ASSETS                                  $158,205       $128,919
                                              -----------------------
                                              -----------------------


LIABILITIES & SHAREHOLDERS' EQUITY

Current Liabilities
      Accounts payable                         $11,540         $8,878
      Customer advances                         13,011         13,710
      Billings in excess of contract revenue     2,194          3,030
      Other current liabilities                 25,783         21,832
      Current portion of long-term debt            431            405
                                              -----------------------
Total Current Liabilities                       52,959         47,855


Revolving credit facility                        7,250
Other long-term debt                             3,644          4,063
Deferred income taxes                            1,198            544

Shareholders' Equity                            93,154         76,457
                                              -----------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $158,205       $128,919
                                              -----------------------
                                              -----------------------

                    CHART INDUSTRIES, INC. AND SUBSIDIARIES
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 Three Months Ended              Twelve Months Ended
                                                                    December 31,                     December 31,
                                                            -----------------------------    -----------------------------
                                                                1998           1997               1998          1997
                                                            -----------------------------    -----------------------------

      Sales                                                       $58,466        $56,112           $229,423      $192,249
      Cost of products sold                                        39,842         37,175            151,766       131,009
                                                            -----------------------------    -----------------------------

      Gross profit                                                 18,624         18,937             77,657        61,240

      Selling, general & administrative expense                     8,846          7,138             33,502        26,206
                                                            -----------------------------    -----------------------------

      Operating income                                              9,778         11,799             44,155        35,034

      Interest  (income)/expense - net                                155            (26)               901           350
                                                            -----------------------------    -----------------------------

      Income before income taxes                                    9,623         11,825             43,254        34,684

      Income taxes                                                  3,302          4,171             15,039        12,057
                                                            -----------------------------    -----------------------------

      Net income                                                   $6,321         $7,654            $28,215       $22,627
                                                            -----------------------------    -----------------------------
                                                            -----------------------------    -----------------------------
      Net income per common share                                   $0.27          $0.32              $1.17         $1.01
                                                            -----------------------------    -----------------------------
                                                            -----------------------------    -----------------------------

      Net income per common share - assuming dilution               $0.26          $0.31              $1.16         $0.99
                                                            -----------------------------    -----------------------------
                                                            -----------------------------    -----------------------------
      Shares used in per share calculations                        23,771         24,067             24,084        22,336

      Shares used in per share calculations - assuming
        dilution                                                   23,965         24,683             24,426        22,860


                       CHART INDUSTRIES, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                               (DOLLARS IN THOUSANDS)


                                                                 Three Months Ended              Twelve Months Ended
                                                                    December 31,                     December 31,
                                                            -----------------------------    -----------------------------
                                                                1998           1997               1998          1997
                                                            -----------------------------    -----------------------------
OPERATING ACTIVITIES

      Net income                                                $6,321          $7,654            $28,215       $22,627
      Adjustments to reconcile net income
       to net cash provided by operating activities:
          Depreciation and amortization                          2,239           1,147              7,026         3,511
          Contribution of stock to employee benefit plans          244             176              1,045           666
          Deferred income taxes                                    943            (817)               943          (817)
          Increase (decrease) in cash resulting from
              changes in operating assets and liabilities:
                  Accounts receivable                            1,149           1,244              3,807          (323)
                  Inventory and other current assets              (526)         (3,082)            (2,895)          126
                  Accounts payable and other current
                    liabilities                                  2,482           5,216             (1,666)        4,325
                  Billings in excess of contract revenue and
                      customer advances                         (3,400)           (425)            (5,541)       (7,402)
                                                            -----------------------------    -----------------------------
      Net Cash Provided By Operating Activities                  9,452          11,113             30,934        22,713

INVESTING ACTIVITIES
      Capital expenditures                                      (2,431)         (1,479)           (10,006)       (7,140)
      Acquisition of Chart Marston                                                                (35,324)
      Acquisition of Cryenco                                                                                    (20,128)
      Other investing activities                                   794             (44)                60           195
                                                            -----------------------------    -----------------------------
      Net Cash Used In Investing Activities                     (1,637)         (1,523)           (45,270)      (27,073)

FINANCING ACTIVITIES

      Repayments on credit facility and long-term debt         (20,665)        (25,199)           (36,762)      (55,585)
      Borrowings on credit facility                             15,873           2,750             43,594        48,000
      Treasury stock and stock option transactions              (1,734)            183             (7,495)       (5,176)
      Proceeds of stock offering                                                33,666                           33,666
      Dividends paid to shareholders                            (1,191)         (1,214)            (4,821)       (3,858)
                                                            -----------------------------    -----------------------------
      Net Cash Used In Financing Activities                     (7,717)         10,186             (5,484)       17,047
                                                            -----------------------------    -----------------------------

Net increase (decrease) in cash and cash equivalents                98          19,776            (19,820)       12,687
Effect of exchange rate changes on cash                             75                               (106)
Cash and cash equivalents at beginning of period                 1,996           2,319             22,095         9,408
                                                            -----------------------------    -----------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                      $2,169         $22,095             $2,169       $22,095
                                                            -----------------------------    -----------------------------
                                                            -----------------------------    -----------------------------

                    CHART INDUSTRIES, INC. AND SUBSIDIARIES
                         QUARTERLY SEGMENT INFORMATION*
                      FOR THE YEAR ENDED DECEMBER 31, 1998



                                                                                YEAR ENDED DECEMBER 31, 1998
                                                             ----------------------------------------------------------------------
                                                                FIRST        SECOND          THIRD        FOURTH
                                                               QUARTER       QUARTER        QUARTER       QUARTER         TOTAL
                                                             -----------  -------------   ------------  ------------   ------------
                                                                                    (DOLLARS IN THOUSANDS)
SALES
     Process Systems & Equipment                                 $28,313       $30,335        $33,774       $32,187       $124,609
     Distribution, Storage & Applications Equipment               16,754        16,346         13,969        17,009         64,078
     Special Products                                             11,037        10,349         10,080         9,270         40,736
                                                             -----------  -------------   ------------  ------------   ------------
         Total                                                   $56,104       $57,030        $57,823       $58,466       $229,423
                                                             -----------  -------------   ------------  ------------   ------------
                                                             -----------  -------------   ------------  ------------   ------------
GROSS PROFIT
     Process Systems & Equipment                                 $11,712       $11,407        $12,933       $11,221        $47,273
     Distribution, Storage & Applications Equipment                5,293         4,557          3,086         4,339         17,275
     Special Products                                              3,555         3,448          3,042         3,064         13,109
                                                             -----------  -------------   ------------  ------------   ------------
         Total                                                   $20,560       $19,412        $19,061       $18,624        $77,657
                                                             ------------  ------------   ------------  ------------   ------------
                                                             ------------  ------------   ------------  ------------   ------------
GROSS PROFIT MARGIN
     Process Systems & Equipment                                   41.4%         37.6%          38.3%         34.9%          37.9%
     Distribution, Storage & Applications Equipment                31.6%         27.9%          22.1%         25.5%          27.0%
     Special Products                                              32.2%         33.3%          30.2%         33.1%          32.2%
         Total                                                     36.6%         34.0%          33.0%         31.9%          33.8%

ORDERS
     Process Systems & Equipment                                 $24,740       $21,716        $11,352       $24,596        $82,404
     Distribution, Storage & Applications Equipment               14,241        17,323         12,556        15,716         59,836
     Special Products                                              7,732         8,729          6,493         6,941         29,895
                                                             ------------  ------------   ------------  ------------   ------------
         Total                                                   $46,713       $47,768        $30,401       $47,253       $172,135
                                                             ------------  ------------   ------------  ------------   ------------
                                                             ------------  ------------   ------------  ------------   ------------

BACKLOG
     Process Systems & Equipment                                 $49,402      $ 93,701       $ 71,279       $63,688
     Distribution, Storage & Applications Equipment               26,890        27,867         26,454        25,161
     Special Products                                             14,810        13,190          9,603         7,274
                                                             ------------  ------------   ------------  ------------
         Total                                                   $91,102      $134,758       $107,336       $96,123
                                                             ------------  ------------   ------------  ------------
                                                             ------------  ------------   ------------  ------------

* Since the issuance of the February 8, 1999 press release, the Company has redesignated two of its segments as follows in order to better describe their operating businesses: Process Systems and Equipment (formerly Baseload Equipment) and Distribution, Storage and Applications Equipment (formerly Distribution and Storage Equipment).